Exhibit 99.1


                          AMF Bowling, Inc. letterhead



                                  News Release



                           SEC ENDS AMF INVESTIGATION

Richmond, Virginia, February 5, 2001 - AMF Bowling said today that the Securities and Exchange Commission's Division of Enforcement has advised the company that its investigation of AMF's financial statements and accounting practices and policies, disclosed in the company's 10Q filing on November 14, 2000, has been terminated. The notification said that "no enforcement action has been recommended to the Commission."
         As the largest bowling company in the world, AMF owns and operates 523 bowling centers worldwide, with 405 centers in the U.S. and 118 centers in nine other countries. AMF is also a world leader in the manufacturing and marketing of bowling products. In addition, the company manufactures and sells the PlayMaster, Highland and Renaissance brands of billiards tables. Information about AMF is available on the Internet at www.amf.com.